UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 17, 2014

PARAGON OFFSHORE plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36465	98-1146017
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

3151 Briarpark Drive, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +1 832 783 4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 17, 2014, Paragon Offshore plc, a public limited company incorporated under the laws of England and Wales (the “Company”), purchased an aggregate of 52,749,014 ordinary shares (the “Initial Shares”) of Prospector Offshore Drilling S.A., a public limited liability company (société anonyme) incorporated under the laws of Luxembourg and publicly traded on the Oslo Axess market (“Prospector”) in exchange for 14.50 Norwegian Kroner (“NOK”) per Initial Share, or NOK 764,860,703 million in the aggregate (or approximately US $112.5 million based on an exchange rate of one United States dollar to NOK 6.80). In connection with the acquisition of the Initial Shares, the Company entered into share purchase agreements (collectively, the “SPAs” and each an “SPA”) with several sellers (collectively, the “Sellers,”) with respect to an aggregate of 44,808,452 of the Initial Shares and purchased an additional 7,940,562 of the Initial Shares through privately arranged transactions. In addition, following the purchase of the Initial Shares, certain other shareholders of Prospector sold an additional 35,713,562 ordinary shares of Prospector (the “Additional Shares” and, together with the Initial Shares, the “Shares”) to the Company in privately arranged transactions for the same price per Additional Share as the price paid by the Company for the Initial Shares. The trade date for all of the acquired Shares was November 17, 2014, with settlement and clearance having occurred in accordance with the ordinary procedures of Oslo Axess on November 19, 2014. In the aggregate, the Shares represent approximately 93.5% of the issued and outstanding ordinary shares of Prospector. The Company funded the aggregate purchase price for the Shares with cash on hand and borrowings under its revolving credit facility.

Prospector owns and operates two high specification Friede and Goldman JU-2000E jackups, Prospector 1 and Prospector 5, contracted to Total S.A. for use in the United Kingdom sector of the North Sea. Prospector has three additional JU-2000E jackups under construction at the Shanghai Waigaoqiao Shipbuilding (SWS) yard in China, the same yard that delivered Prospector 5. These three units, Prospector 6, Prospector 7 and Prospector 8, have published delivery dates of December 2014, September 2015 and March 2016. Prospector has disclosed an option to delay the delivery of Prospector 6 by up to 4 months. All three rigs are being constructed on a non-recourse basis with no parent company guarantees. Each of the JU-2000E units are heavy-duty, harsh environment jackups capable of operating in water depths up to 400 feet, with derricks rated for static hook loads of 2,000,000 pounds, and maximum variable deck loads of 14,300,000 pounds.

The Company has requested the board of directors of Prospector to convene a general meeting of shareholders of Prospector to elect three new persons designated by the Company to the board of directors of Prospector. The Company is required to carry out a mandatory tender offer for the remaining ordinary shares of Prospector at no less than the same price per ordinary share as the price paid by the Company for the Shares in accordance with laws of Luxembourg and Norway. There is no assurance that any or all of the remaining ordinary shares of Prospector will be tendered to the Company in the tender offer. To the extent additional ordinary shares of Prospector are tendered in the tender offer, the Company expects to fund the acquisition of such shares with cash on hand and borrowings under its revolving credit facility.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this current report constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. These statements reflect management’s current expectations regarding future events and speak only as of the date of this current report. Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance and will not necessarily be accurate indications of whether or not, or the times at or by which, events will occur. Actual performance may differ materially from that expressed or implied in such statements. Although the forward-looking statements contained in this current report are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this current report and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.

This current report does not constitute an offer to sell or the solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful.

Item 7.01	Regulation FD Disclosure.

On November 17, 2014, the Company issued a press release announcing the Company’s acquisition of the Initial Shares. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On November 17, 2014, the Company issued a second press release announcing the acquisition of the Additional Shares. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

As of the close of the Oslo Axxes market on November 18, 2014, the Company had acquired an additional 3,446,513 ordinary shares of Prospector. Following the settlement of these acquisitions, the Company will own in excess of 95% of the issued and outstanding ordinary shares of Prospector (91,909,089 ordinary shares of Prospector, in aggregate) and intends to commence a squeeze out of the remaining issued and outstanding ordinary shares of Prospector as soon as permitted under the laws of Luxembourg.

The information presented in this Item 7.01 to this Current Report on Form 8-K is being furnished in accordance with Rule 101(e)(1) under Regulation FD and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Form of Share Purchase Agreement, dated November 17, 2014, between Paragon Offshore plc and each seller party thereto.

99.1	—	Press Release dated November 17, 2014

99.2	—	Press Release dated November 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paragon Offshore plc, a public limited company incorporated under the laws of England and Wales

Date: November 19, 2014

	By:	/s/ Steven A. Manz
	Name:	Steven A. Manz
	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Form of Share Purchase Agreement, dated November 17, 2014, between Paragon Offshore plc and each seller party thereto.

99.1	—	Press Release dated November 17, 2014

99.2	—	Press Release dated November 17, 2014